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As filed with the Securities and Exchange Commission on July 2, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

21st Century Insurance Group
(Exact Name of Registrant as Specified in its Charter)

California	95-1935264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6301 Owensmouth Avenue
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

21st Century Insurance Group 1995 Stock Option Plan
(Full Title of the Plan)

Bruce W. Marlow President and Chief Executive Officer
21st Century Insurance Group
6301 Owensmouth Avenue
Woodland Hills, California 91367
(Name and Address of Agent for Service)

(818) 704-3700
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

PETER F. ZIEGLER, ESQ.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
(213) 229-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)

Common Stock, Without Par Value	6,000,000	$18.71	$112,226,000	$28,057

(1)
Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the registration fee.

(3)
Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 29, 2001 which was $18.71.

INTRODUCTION

    This Registration Statement on Form S-8 is filed by 21st Century Insurance Group, a California corporation (the "Registrant"), for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the 21st Century Insurance Group 1995 Stock Option Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-61355) filed on July 28, 1995, by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

    (i)  The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2000;

    (ii) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

    (iii) The Registrant's Current Reports on Form 8-K filed with the Commission on March 20, 2001, April 27, 2001 and May 1, 2001;

    (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

    (v) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 8, 1991, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

    The following exhibits are filed herewith:

Exhibit No.	Description
4.1*	21st Century Insurance Group 1995 Stock Option Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-61355 filed July 28, 1995).
4.2*	First Amendment to the 21st Century Insurance Group 1995 Stock Option Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 333-31143 filed July 11, 1997).
4.3	Second Amendment to the 21st Century Insurance Group 1995 Stock Option Plan.
5	Legal Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).
24	Power of Attorney (contained on signature page hereto).
* Incorporated by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Woodland Hills, State of California, on this 28th day of June, 2001.

21ST CENTURY INSURANCE GROUP
By:	/s/ BRUCE W. MARLOW Bruce W. Marlow President and Chief Executive Officer

    Each person whose signature appears below constitutes and appoints Bruce Marlow, Michael Cassanego and Margaret Chang, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT M. SANDLER Robert M. Sandler	Chairman of the Board	June 28, 2001
John B. De Nault III	Director	June , 2001
/s/ WILLIAM N. DOOLEY William N. Dooley	Director	June 28, 2001
/s/ R. SCOTT FOSTER, M.D. R. Scott Foster, M.D.	Director	June 28, 2001
/s/ ROXANI M. GILLESPIE Roxani M. Gillespie	Director	June 28, 2001

/s/ BRUCE W. MARLOW Bruce W. Marlow	Director, President and Chief Executive Officer	June 28, 2001
/s/ JAMES P. MISCOLL James P. Miscoll	Director	June 28, 2001
/s/ GREGORY M. SHEPARD Gregory M. Shepard	Director	June 28, 2001
/s/ HOWARD I. SMITH Howard I. Smith	Director	June 28, 2001
/s/ DOUGLAS K. HOWELL Douglas K. Howell	Senior Vice President and Chief Financial Officer	June 28, 2001

INDEX TO EXHIBITS

Exhibit No.	Description
4.3	Second Amendment to the 21st Century Insurance Group 1995 Stock Option Plan
5	Legal Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24	Power of Attorney (contained on signature page hereto).

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INTRODUCTION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS